EXHIBIT 99.6
                         BENEFICIAL OWNER ELECTION FORM

         I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights (the "Subscription Rights") to purchase Units, each consisting of one share of common stock, par value $.001 per share (the "Common Stock") and one common stock purchase warrant (the "Warrants"), of WaveRider Communications Inc. (the "Company").

         In this form, I (we) instruct you whether to exercise Subscription Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated _________, 2001 (the "Prospectus").



         BOX 1. [ ] Please do not exercise Subscription Rights for shares of Common Stock.

         BOX 2. [ ] Please exercise Subscription Rights for me (us)
                    and purchase shares of the Common Stock as set forth below.

                                              Number of                     Subscription UNIT              Payment
                                                UNITS
                                      --------------------------        --------------------------      --------------
                                      --------------------------        --------------------------      --------------

Basic Subscription Privilege                  X                                 $___                              =
Over-Subscription Privilege                   X                                 $___                              =

         By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

         Total Payment Required = $ ________________

         BOX 3.  [  ]  Payment in the following amount is enclosed: $ __________

         BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:

         Type of Account: _______________          Account No.: ________________


                                                   Signature: __________________


         Date: _______________